Exhibit 5.1

October 11, 2019

Hillenbrand, Inc.

One Batesville Boulevard

Batesville, IN 47006

Re: Registration Statement on Form S-4 (File No. 333-233699)

Ladies and Gentlemen:

We have acted as special counsel to Hillenbrand, Inc., an Indiana corporation (the “Company”),  in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares (the “Shares”) of the Company’s common stock, without par value, to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2019, among the Company, Milacron Holdings Corp., a Delaware corporation, and Bengal Delaware Holding Corporation, a Delaware corporation and wholly owned direct subsidiary of the Company (the “Merger Agreement”).

For purposes of giving this opinion, we have examined the Registration Statement, the Merger Agreement, the Restated and Amended Articles of Incorporation of the Company, as have been corrected and amended, the Amended and Restated Code of By-Laws of the Company and the resolutions of the Board of Directors of the Company, dated July 11, 2019, relating to the Registration Statement and the Merger Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, such agreements, such certificates of public officials and others, and such other documents, instruments, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. The opinions set forth below are limited to the laws of the State of Indiana

Hillenbrand, Inc.

October 11, 2019

and we do not express any opinion with respect to the laws, rules or regulations of any other jurisdiction.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that the Shares to be issued by the Company pursuant to the terms of the Merger Agreement are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Ice Miller LLP